UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 1, 2007

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405b	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

On May 1, 2007, the Company issued a press release announcing the preliminary results of its second of two Phase 3 clinical trials for the Company’s lead product candidate, called Imagify. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01          Other Events

RAMP-2 Trial Preliminary Results

On May 1, 2007, the Company announced preliminary results for the second of two Phase 3 clinical trials for the Company’s lead product candidate, called Imagify.  All three of the ultrasound blinded readers had superior sensitivity and non-inferior accuracy to nuclear stress, exceeding the criteria of success for these two endpoints. One ultrasound blinded reader had non-inferior specificity to nuclear stress, missing the criteria of success for that endpoint. Based on the data from its two Phase 3 clinical trials, the Company expects to submit an NDA for Imagify in Q4 2007.

These Phase 3 trial results were from the RAMP-2 (Real-time Assessment of Myocardial Perfusion-2) trial, which was designed to demonstrate that Imagify-enhanced cardiac stress ultrasound is non-inferior to nuclear stress. Non-inferiority was measured in three primary endpoints, which evaluated performance in three different patient groups: 1) accuracy in all patients, 2) sensitivity in patients with disease, and 3) specificity in patients without disease. As designed, the criteria for success were for 2 out of 3 ultrasound blinded readers to be statistically non-inferior to the median nuclear blinded reader.

•                  Accuracy: 3 of 3 ultrasound blinded readers were non-inferior (p <0.001)

•                  Sensitivity: 3 of 3 ultrasound blinded readers were superior (p < 0.020)

•                  Specificity: 1 of 3 ultrasound blinded readers was non-inferior (p = 0.01)

The median Imagify-enhanced cardiac ultrasound blinded results and median nuclear stress reader from RAMP-2 were, respectively, 70% and 67% for accuracy, 73% and 61% for sensitivity and 66% and 76% for specificity.  Disease prevalence in the RAMP-2 trial was 58%.

All patients enrolled in this trial received an Imagify-enhanced cardiac stress ultrasound. Most of these patients also received a nuclear stress test. The Imagify-enhanced cardiac stress ultrasound images and the nuclear stress images resulting from these studies are forwarded by the clinical sites to an independent clinical research organization where all information about the patients, other than what is shown by the images themselves, is removed. Because all such patient information is removed from the images, evaluators of the images are referred to as “blinded readers”. Images produced by Imagify-enhanced cardiac stress ultrasound are evaluated by echocardiologists, who the Company refers to as “ultrasound blinded readers”. Images produced by nuclear stress tests are evaluated by nuclear cardiologists, who the Company refers to as “nuclear blinded readers”.

The Company believes Imagify was well tolerated in the RAMP-2 trial, with the majority of adverse events reported being mild in intensity, transient, and resolved without residual effects.  The most common adverse events reported were headache, increased white blood cell count, flushing, nausea, and chest pain. Each patient in the trial was subjected to pharmacological stress to assess myocardial perfusion. The majority of these adverse events occurred following the administration of the dipyridamole pharmacologic stress agent. Serious adverse events were reported in six patients. All serious adverse events were non-life threatening. Seven of the 457 patients enrolled discontinued dosing in the clinical trial due to adverse events or serious adverse events.

In the RAMP-2 trial, 457 patients were studied at 11 clinical sites located in the U.S. and Europe.  All of the patients enrolled in the trial were suspected of having coronary artery disease based on a variety of symptoms such as chest pain.  In accordance with the trial design, patients who did not have a nuclear stress test or whose nuclear stress test was not in accordance with the trial protocol were evaluated for safety but excluded from the primary efficacy analysis. The reported efficacy results from the RAMP-2 trial are based on 377 patients. All ultrasound images were interpretable. Coronary angiography was used in 98% of the patients studied as the truth standard.  A truth standard defines which patients have disease and which patients are normal, and serves as the basis for quantifying the performance of the ultrasound blinded readers and the performance of the nuclear blinded readers.

The Company is now working with its clinical investigators to prepare a more detailed description of these preliminary clinical trial results for publication later this year.

Glossary of Terms Used Above

Accuracy: a measure of all patients that are correctly evaluated out of all the patients in the study.

Blinded Readers: physicians with expertise in reading cardiac ultrasound images (ultrasound blinded reader) or nuclear stress images (nuclear blinded reader).

Non-inferiority: a statistical type of trial analysis, which is designed to show that one test is comparable to another test, within a certain statistical margin of error.

Myocardial Perfusion: blood flow to the heart muscle.

NDA: New Drug Application seeking U.S. regulatory approval to market and sell a new drug such as Imagify.

P value: a statistical measure of the probability that the particular result obtained in a trial could have happened by random chance.

Sensitivity: The ability to detect disease when present.

Specificity: The ability to detect the absence of disease when not present.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, including statements regarding the efficacy of Imagify and the clinical trial results, the publication of additional data and the timing of regulatory approval of an NDA submission for Imagify.  There can be no assurance that the FDA will accept the Company’s NDA for Imagify or that Imagify will be approved for the indication the Company is seeking, or at all.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding regulatory evaluation of the Company’s statistical analysis plan and clinical trial results and uncertainties regarding the potential affects of not achieving clinical endpoints, limited time to date for the Company to review the details of the clinical trial results, future capital needs and uncertainty of additional financing, uncertainties regarding the cost, timing and ultimate success of the qualification of the Company’s commercial manufacturing facility in accordance with applicable regulatory requirements, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, uncertainties associated with intellectual property, competition, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events.

Item 9.01           Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated May 1, 2007, of Acusphere, Inc. regarding the preliminary results of the Company’s RAMP-2 trial for Imagify, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: May 1, 2007	By:	/s/ John F. Thero
	Name:	John F. Thero
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 1, 2007, of Acusphere, Inc. regarding the preliminary results of the Company’s RAMP-2 trial for Imagify, furnished herewith.